Exhibit 10.20

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (this “Agreement”) is made as of November 15, 2022 (the “Effective Date”) by and between Invivyd, Inc., a Delaware corporation with a principal office at 1601 Trapelo Road, Suite 178, Waltham, MA 02451 (“Invivyd”), and Population Health Partners, L.P., a Delaware limited partnership, with a principal office at 1200 Morris Turnpike, Suite 3005, Short Hills, NJ 07078 (“PHP”).

Invivyd and PHP desire that PHP provide Invivyd with certain services (the “Services”) and create certain deliverables (the “Deliverables”) from time to time in accordance with the terms of this Agreement. In consideration of the agreements and mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Invivyd and PHP agree as set forth herein.

1.
Work Orders. Any Services or Deliverables will be set forth in one or more work orders (“Work Order”). Work Orders shall be in writing, signed by both parties and, at a minimum, identify and adequately describe the Services and/or Deliverables and state the applicable fees and compensation to be paid to PHP. Either party may request a change to a Work Order, and, upon such request, the parties will negotiate the requested change diligently and in good faith. Any amendment to a Work Order must be agreed upon in writing prior to the commencement of the changes. Notwithstanding anything to the contrary in any Work Order, this Agreement shall govern all Work Orders, and to the extent there is any conflict, discrepancy or inconsistency between a Work Order and the terms of this Agreement, the terms of this Agreement shall control, unless the Work Order specifically references the conflict, discrepancy or inconsistency and provides that it shall govern.

2.
Performance.

2.1
Provision of Services. PHP shall use commercially reasonable efforts to perform the Services in a professional, diligent, timely and workmanlike manner and in accordance with this Agreement and any applicable Work Order(s). As reasonably requested by Invivyd, PHP will provide Invivyd with progress reports and other information related to the Services and/or Deliverables. Each party may designate a “Project Leader” to be the contact person for communications regarding the Services provided under that Work Order. Any Services performed on behalf of Invivyd must be in compliance with Invivyd’s Code of Business Conduct and Ethics and applicable policies and procedures, including but not limited to clinical and regulatory policies and procedures, all of which shall be provided in advance and in writing to PHP.

2.2
Promotional Materials. If the Services and/or Deliverables involve any Invivyd promotional materials, such materials shall be subject to Invivyd’s internal review and approval processes. PHP shall not disseminate any promotional materials without Invivyd’s prior written consent.

2.3
On Site Security Procedures. To the extent PHP performs any of the Services on Invivyd premises, PHP shall use commercially reasonable efforts to comply with Invivyd’s security procedures, which shall be provided to PHP in writing in advance of such performance.

2.4
Subcontracting. PHP may not, in whole or in part, subcontract or delegate the performance of any Services without Invivyd’s prior written consent. “Permitted Subcontractor” means a third

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party to whom the performance of such Service has been subcontracted or delegated with Invivyd’s prior written consent. PHP shall remain liable for any Services subcontracted or delegated to any third party in accordance with this Agreement to the same extent as if such Services had not been subcontracted.

2.5
Affiliates. “Affiliate” means, with respect to each party to this Agreement, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with that party. As used in this Section 2.5, “control” means (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), and (ii) in the case of non‑corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non‑corporate entity or the power to elect at least fifty percent (50%) of the members of the governing body of such non-corporate entity.

2.6
Representatives. “Representatives” means, with respect to each party to this Agreement, its directors, officers, employees, agents, contractors and consultants.

3. Representations and Warranties by Invivyd and PHP.

3
3.1
Each of Invivyd and PHP represents and warrants that:

3.1.1
It has the full power and authority to enter into and perform this Agreement, and this Agreement is a valid and binding obligation, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

3.1.2
There are no actions pending or, to its knowledge, threatened against it or its Affiliates that are reasonably expected to materially impair its ability to perform its obligations hereunder, and it will not intentionally enter into any agreement which would reasonably be expected to materially impair its ability to perform its obligations hereunder.

3.1.3
Its execution and performance of this Agreement does not conflict with, violate or constitute a default under any of its other agreements or obligations, and it will not intentionally enter into any agreement, either written or oral, that would reasonably be expected to conflict with PHP’s obligations under this Agreement or any Work Order.

3.1.4
It will comply with all applicable federal, state and local laws, regulations, professional standards, and industry codes, ordinances and orders, as amended from time to time, including but not limited to (i) the Foreign Corrupt Practices Act of 1977, (ii) the federal anti-kickback statute (42 U.S.C. §1320a-7b(b)), and state anti-kickback and other laws restricting gifts to, relationships with and information from prescribers, (iii) the federal Food and Drug Administration laws, regulations and guidance, including the federal Food, Drug and Cosmetic Act and the Prescription Drug Marketing Act, (iv) those governing the purchase and sale of securities while in possession of material, non-public information about a company, (v) state and federal privacy and data security laws, including but not limited to the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the Health Information Technology for Economic and Clinical Health Act (“HITECH”), Chapter 93H of The Massachusetts General Laws and its implementing

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regulations, 201 CMR 17.00, and the California Consumer Privacy Act, as amended (“CCPA”), Cal. Civ. Code § 1798.100, et. seq. During the Term (as defined in Section 8.1), each party shall promptly notify the other in writing of any known or expected violations of this Section 3.1.4. In addition, PHP will use commercially reasonable efforts to materially comply with all reasonable and applicable Invivyd policies and procedures as provided in writing in advance to PHP.

3.1.5
It, its Affiliates, Representatives, any Permitted Subcontractors and any other person used by PHP to perform the Services for Invivyd (a) has not been debarred, convicted, and is not subject to any pending debarment or conviction, pursuant to section 306 of the United States Food Drug and Cosmetic Act, 21 U.S.C. § 335a, (b) has not been listed by any government or regulatory agencies as (i) ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)) or excluded, debarred, suspended or otherwise made ineligible to participate in any such programs, or (ii) disqualified or restricted, from receiving investigational products pursuant to the government or regulatory agency’s regulations, or (c) has not been convicted of a criminal offense related to the provision of healthcare items or services, and is not, to its knowledge, the subject of any such pending action, suit, claim, investigation or proceeding. Each party will promptly inform the other in writing if PHP or any person who is performing Services has been or becomes, to its knowledge, subject to any of the foregoing, or if, to its knowledge, any action, suit, claim, investigation, or proceeding relating to the foregoing is pending or threatened.

3.2
No Infringement.

3.2.1
PHP represents and warrants that the provision of Services under this Agreement will not, to its knowledge, infringe or violate any patent, copyright, trade secret or other proprietary or intellectual property right of any third party; provided, however, that PHP makes no representations or warranties regarding its use of the Materials or Invivyd Intellectual Property (each, as defined below) as contemplated under this Agreement. In addition, PHP represents and warrants that all Deliverables (excluding any Materials or Invivyd Intellectual Property included or incorporated therein) shall, to its knowledge, be delivered free of any claim of infringement of any patent, trade secret, copyright, trademark or any other proprietary or intellectual right of any person. If any Deliverable is determined to be infringing, or in Invivyd’s good faith opinion is likely to be subject of a valid claim of infringement, in each case, other than as a result of the incorporation of any Materials or Invivyd Intellectual Property as contemplated hereunder or requirements or criteria set forth by Invivyd with respect to such Deliverables, PHP shall at its expense and option either (i) procure the right for Invivyd to continue using it, (ii) replace it with a non-infringing equivalent, (iii) modify it to make it non-infringing, or (iv) direct the return of the Deliverable and, if applicable, refund to Invivyd the fees paid for such Deliverable less a reasonable amount for Invivyd’s use of the Deliverable up to the time of return.

3.2.2
Invivyd represents and warrants that none of the Materials or Invivyd Intellectual Property (nor any use thereof by PHP as contemplated in this Agreement) will, to its knowledge, infringe or violate any patent, copyright, trade secret or other proprietary or intellectual property right of any third party.

3.3
CCPA. If PHP accesses, collects, creates, processes or discloses any Personal Information (as that term is defined in Section 1798.140 of the California Civil Code) of any California Consumer

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(as that term is defined in Section 1798.140 of the California Civil Code) (“Consumer”) while rendering Services to Invivyd, PHP shall hold all such Personal Information in confidence in accordance with the terms of this Agreement. PHP further agrees to promptly delete and procure the deletion of all copies of such Personal Information relating to Consumers within ten (10) days after its receipt of a written request from Invivyd directing PHP to delete such Personal Information. PHP shall provide Invivyd with a certification confirming the deletion of that Personal Information, such certification to be in a form mutually agreed to by the parties. PHP further agrees to provide commercially reasonable assistance to enable Invivyd to respond to and comply with any verifiable Consumer requests concerning such Personal Information pursuant to the CCPA. PHP shall use commercially reasonable efforts to provide Invivyd with CCPA-related information within ten (10) days after its receipt from Invivyd of such request.

4. Compensation.

4.1
Invoice; Payment Terms. As full consideration for the Services rendered under a Work Order, Invivyd will pay PHP the fees or otherwise compensate PHP as set forth in the relevant Work Order. Unless otherwise specified in the Work Order, payments will be made by Invivyd within forty-five (45) days from Invivyd’s receipt of invoice from PHP. To be valid, invoices must be in writing, include the applicable Invivyd purchase order number (if previously provided to PHP in writing), contain such detail as Invivyd may reasonably require, be submitted and payable in U.S. Dollars to AP@Invivyd.com. Prior to Invivyd’s initial payment of fees or other compensation, PHP shall provide to Invivyd (by e-mail to AP@Invivyd.com) a completed and signed U.S. Internal Revenue Service Form W-9, Request for Tax Payer Identification Number and Certification, or other applicable tax withholding form.

4.2
Expenses. Invivyd will reimburse PHP for actual reasonable, appropriate and documented business expenses in accordance with the terms of the applicable Work Order; provided, however, that Invivyd will have no obligation to reimburse expenses that are (a) not approved in advance and in writing or (b) submitted to Invivyd more than ninety (90) days from the date PHP receives an invoice for such expense.

4.3
Nonconforming Work. Invivyd will have the right to reject, and shall have no obligation to pay for, any Services or Deliverables that do not meet the requirements or quality criteria set forth in this Agreement or the applicable Work Order, by delivery of a written notice to PHP, containing a reasonably detailed description of any purported failure to meet such requirements or criteria (such Service, work or Deliverable, “Nonconforming Work”). If reasonably practicable under the circumstances, PHP will, upon Invivyd’s request and at PHP’s sole expense, use commercially reasonable efforts to cure any deficiency in the Nonconforming Work in order to make such Nonconforming Work meet the applicable requirements and/or criteria. If such deficiencies are not or cannot be cured within a reasonable amount of time agreed to by the parties, PHP will refund to Invivyd all amounts paid by Invivyd to PHP in connection with the Nonconforming Work.

4.4
Taxes. Invivyd will make all payments to PHP under any Work Order without deduction or withholding for taxes including income tax withholding, Value Added Tax (“VAT”), duties, sales tax or a similar tax except to the extent any such deduction or withholding is required by the tax laws of any federal, state, provincial or foreign government. In the event a deduction or withholding for taxes is applicable, Invivyd will submit such deduction or withholding for taxes to the appropriate governmental authority and will provide a tax certificate to PHP. In the event

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VAT or sales tax applies to the Services provided, PHP will invoice such tax to Invivyd as a reimbursable expense and, following receipt of payment, PHP will remit such tax to the relevant government authority.

4.5
Fair Market Value. The parties agree that the amount of compensation payable under any Work Order reflects the fair market value of the Services and is consistent with arm’s length transactions for services of the kind as the Services. The parties agree that the selection of PHP and any payments under this Agreement and any Work Order are not, in any way, an inducement to, or in exchange for acting or agreeing (whether express or implied) to act, prescribe or cause to be prescribed, purchase, use or recommend any product of Invivyd.

4.6
Disclosure of Certain Payments. At such times and intervals as Invivyd may reasonably require, PHP shall provide Invivyd with timely reports (and supporting documentation, if requested) of any payments made to health care providers, including, but not limited to, physicians, nurses, hospitals, pharmacies and health plans, in connection with PHP’s performance of the Services hereunder to allow Invivyd to meet applicable federal and/or state law reporting requirements. Reportable payments shall include, but are not limited to, fees or honoraria paid for services, meals provided and reimbursed travel, lodging and meals expenses. PHP consents to Invivyd’s disclosure of such fees and expenses from time to time, if and when required by law or government regulation thereunder, without any further notification to PHP.

4.7
Financial Records; Audits. PHP shall keep true, complete and accurate records, receipts and other supporting data as Invivyd may reasonably require to verify the amounts invoiced to, and paid by, Invivyd under this Agreement and any Work Order. Such records will be available for audit by Invivyd and/or an independent accounting firm appointed by Invivyd for a period of three (3) years after the date on which the applicable Services have been completed. Such audits shall be made no more than once each calendar year during ordinary business hours and upon reasonable prior notice; provided, however, that an audit for cause may be conducted more frequently. To the extent that such audit reveals any overpayments or underpayments by Invivyd, Invivyd shall make up the amount of shortfall or, if applicable, PHP shall refund the amount of overpayment made by Invivyd, within thirty (30) days from the receipt of the audit results; provided, however, that prior to the payment of any such refund, PHP shall be entitled to have a review of such audit results conducted by independent accounting firm mutually acceptable by PHP and Invivyd, and any refund payment shall be made based solely on the determination of such independent accounting firm, which determination shall be final. PHP shall provide reasonable assistance, including making available members of its staff upon reasonable notice and during normal business hours, to facilitate such audits.

5. Proprietary Rights.

5.1
Materials. All documentation, information, data, and other materials controlled by Invivyd and furnished to PHP by or on behalf of Invivyd (the “Materials”) and all associated intellectual property rights (collectively, the “Invivyd Intellectual Property”) will remain the exclusive property and Confidential Information (as defined in Section 6.1) of Invivyd. PHP will use Materials provided by Invivyd only as necessary to perform the Services and will treat the Materials in accordance with the requirements of this Section 5.1. PHP agrees that it will not use or evaluate such Materials or any portions thereof for any other purpose except as directed or permitted in writing by Invivyd. Without Invivyd's prior express written consent, PHP agrees that it will not transfer or make the Materials available to third parties.

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5.2
Inventions. PHP assigns and agrees to assign to Invivyd all rights in the United States and throughout the world to inventions, discoveries, improvements, ideas, designs, processes, techniques, formulations, strategies, products, substances, computer programs, works of authorship, databases, mask works, trade secrets, know-how, information, data, documentation, reports, research and other creations arising or derived from or made by PHP in the performance of the Services, creation of the Deliverables or the use of Invivyd’s Confidential Information (whether or not patentable or subject to copyright or trade secret protection) under this Agreement, but in each case, excluding PHP Property (collectively, the “Inventions”). Invivyd shall exclusively own all Inventions and all right, title and interest therein shall be exclusively vested in Invivyd. Inventions shall constitute Confidential Information of Invivyd and shall be protected by PHP in accordance with Section 6 below. For purposes of the copyright laws of the United States, Inventions will constitute “works made for hire” as defined under the United States Copyright Act, 17 U.S.C. 101, except to the extent such Inventions cannot by law be “works made for hire,” in which case, PHP irrevocably assigns all copyrights in the Inventions, including the right to prepare derivative works, to Invivyd. PHP represents and warrants to Invivyd that all PHP Representatives involved in providing Services or creating Deliverables have entered into or will be directed to enter into prior to commencing the Services, a written agreement which assigns to PHP all Inventions created by such PHP Representatives during the course of his or her employment by, or other provision of services to, PHP.

5.3
Cooperation. During and after the Term of this Agreement, PHP will use commercially reasonable efforts, and will direct its Affiliates, Representatives and any Permitted Subcontractors performing Services under a Work Order to use commercially reasonable efforts, to cooperate reasonably in obtaining patent and other proprietary protection for any patentable Deliverables, all in the name of Invivyd and at Invivyd’s sole cost and expense. Such cooperation may include, without limitation, executing and delivering all requested applications, assignments and other documents, and taking such other reasonable measures as Invivyd may reasonably request in order to perfect and enforce Invivyd’s rights in the Deliverables. PHP irrevocably designates and appoints Invivyd its agent and attorney-in-fact to execute, file and deliver any such documents and do all other lawfully permitted acts on behalf of PHP, its Affiliates and Representatives if, within a reasonable period of time under the circumstances following written notice from Invivyd, PHP, its Affiliates or Representatives fail to do so to Invivyd’s reasonable satisfaction in accordance with the terms hereof.

5.4
PHP Property. Notwithstanding the foregoing, PHP will retain full ownership rights in and to all inventions, discoveries, ideas, designs, processes, techniques, formulations, strategies, products, substances, computer programs, works of authorship, databases, mask works, know-how, trade secrets, improvements, information, data, documentation, reports, research and other creations or materials developed by or on behalf of, or obtained or owned by, PHP or its Affiliates or Representatives (collectively, the “PHP Property”) prior to or independent of the performance of the Services or any Work Order and without use of Invivyd’s Confidential Information, regardless of whether such PHP Property is used in connection with PHP’s performance of the Services or creation of the Deliverables. To the extent any PHP Property is used in connection with PHP’s performance of the Services or creation of the Deliverables, PHP hereby grants to Invivyd a perpetual, non-exclusive, fully paid-up, royalty-free, irrevocable worldwide license, with the right to grant sublicenses, to use such PHP Property solely to the extent required for Invivyd’s use of the Deliverables.

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5.5
Work at Third Party Facilities. PHP will not transfer Materials to any third party, use any third-party facilities, in performing the Services or incorporate any third party intellectual property into any Deliverables, in each case, without Invivyd’s prior written consent.

5.6
Records. PHP will maintain all materials and all other data and documentation obtained or generated by PHP in the course of preparing for and providing Services hereunder, including all computerized records and files (the “Records”) in a secure area reasonably protected from fire, theft and destruction. These Records will be “works made for hire” and will remain the exclusive property of Invivyd. Promptly following written instruction of Invivyd, all Records will, at PHP’s option either be (a) delivered to Invivyd or to its designee in such form as is then currently in the possession of PHP, or (b) disposed of, at the direction and written request of Invivyd, unless such Records are otherwise required to be stored or maintained by PHP as a matter of law or regulation and excluding any archival copies retained in accordance with its normal procedures. PHP may, however, retain copies of any Records as are reasonably necessary for regulatory or insurance purposes, subject to PHP’s obligation of confidentiality.

6.
Confidential Information.

6.1.
Definition. For purposes of this Agreement, the term “Confidential Information” shall mean any and all non-public, proprietary or confidential information of a party hereto (the “Disclosing Party”) disclosed to the other party hereto (the “Recipient”), before, on or after the Effective Date and furnished in any form, including written, oral, visual, or electronic form and/or in any other media or manner, whether or not labeled “Confidential”. Confidential Information includes but is not limited to (a) all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other intellectual property (whether or not patented), (b) scientific data and sequence information, development and marketing plans, regulatory and business strategies, financial information, forecasts, personnel information and customer lists, (c) all information of third parties that Disclosing Party has an obligation to keep confidential, (d) other materials prepared by either party, containing or based in whole or in part on any such Confidential Information and (e) the terms, conditions and existence of this Agreement. For the avoidance of doubt and as provided for herein, the Deliverables and Materials constitute the Confidential Information of Invivyd only.

6.2.
Obligations. The Recipient will use any Confidential Information of Disclosing Party solely to perform the Services or exercise its rights or perform its obligations under this Agreement or a Work Order and will treat Disclosing Party’s Confidential Information with the same degree of care it uses to protect its own Confidential Information, but in no event with less than a reasonable degree of care. During the Term and for a period of five (5) years thereafter, Recipient will not directly or indirectly publish, disseminate or otherwise disclose, use for its own benefit or for the benefit of a third party, deliver or make available to any third party, any of Disclosing Party’s Confidential Information other than in furtherance of the purposes of this Agreement and only with the prior written consent of Disclosing Party. Recipient will exercise all reasonable precautions to physically protect the integrity and confidentiality of the Disclosing Party’s Confidential Information. Recipient may disclose Disclosing Party’s Confidential Information to its Representatives, but only to the extent necessary to perform the Services. Recipient agrees that any such Representatives to whom Disclosing Party’s Confidential Information is disclosed shall be advised of Recipient’s obligations under this Agreement and shall be bound by the terms at least as restrictive as the terms hereof to protect the confidentiality of Disclosing Party’s Confidential Information pursuant to (x) a written agreement with Recipient, or (y) the rules and standards of professional conduct to which such Representative is bound.

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6.3.
Exceptions. Notwithstanding the foregoing, Recipient will have no obligations of confidentiality and non-use with respect to any portion of Disclosing Party’s Confidential Information that:

(a) is or later becomes generally available to the public by use, publication or the like, through no violation of this Agreement on the part of Recipient, its Affiliates or its Representatives;

(b) is disclosed without restriction to Recipient, its Affiliates or Representatives by a third party who is in legal possession of such information and whose disclosure to Recipient, its Affiliate or Representative does not, to the knowledge of Recipient, violate any contractual, legal or fiduciary obligation to Disclosing Party or any third party;

(c)
is lawfully in Recipient’s possession (by means other than prior disclosure from Disclosing Party) without any obligation to maintain confidentiality at the time of its receipt hereunder; or

(d)
is independently developed by Recipient without aid, use or benefit of Confidential Information.

In the event that Recipient is required by law or court order to disclose any Confidential Information, Recipient will, to the extent permissible, give Disclosing Party prompt notice thereof so that Disclosing Party may, at its sole cost and expense, seek an appropriate protective order to obtain confidential treatment for such disclosed information. In addition, Recipient will, at Disclosing Party’s sole cost and expense, (i) take all reasonable actions to obtain confidential treatment for any disclosed Confidential Information; (ii) reasonably cooperate with Disclosing Party in its efforts to seek such a protective order; and (iii) limit such disclosure of Disclosing Party’s Confidential Information to the fullest extent permitted under applicable law based on the advice of counsel.

6.4.
Securities Laws. United States securities laws prohibit any person who is given access to material, non-public information concerning a publicly traded company from purchasing or selling securities in that company or from communicating the information to any other person who is likely to purchase or sell securities of that company. In connection with this Agreement, PHP may have access to information that is considered material, non-public information and PHP agrees not to use, or cause any other person to use, such information to purchase or sell securities in any publicly traded company.

7.
Indemnification.

7.1
Indemnification by PHP. Subject to Section 7.3, PHP will defend, indemnify and hold harmless Invivyd, its Affiliates and each of their respective directors, officers, employees, agents, licensors, successors and assigns (collectively, the “Invivyd Indemnitees”) from any loss, liability or expense incurred in connection with a claim, demand, action, suit or proceeding brought by a third party (a “Claim”), to the extent arising from or related to (a) PHP’s breach of any of its obligations, representations or warranties under this Agreement or (b) the infringement or alleged infringement of any third party proprietary or intellectual property rights to the extent arising from Invivyd’s use of PHP Property as permitted under the license granted to Invivyd in Section 5.4.

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7.2
Indemnification by Invivyd. Subject to Section 7.3, Invivyd will defend, indemnify and hold harmless PHP, its Affiliates and each of their respective directors, officers, employees, agents, licensors, successors and assigns (collectively, the “PHP Indemnitees”) from any loss, liability or expense incurred in connection with a Claim, to the extent arising from or related to (a) Invivyd’s breach of any of its obligations, representations or warranties under this Agreement, (b) any materials PHP prepares or publishes for Invivyd to the extent that such materials are (i) based upon information provided by Invivyd to PHP prior to their preparation or publication or (ii) are prepared according to the requirements and criteria of Inviyd, or (c) the infringement or alleged infringement of any third party proprietary or intellectual property rights to the extent relating to PHP’s use of the Materials or any Invivyd Intellectual Property as contemplated under this Agreement

7.3 Indemnification Procedures. The party seeking to be indemnified (the “Indemnified Party”) will provide prompt written notice of a Claim or events likely to give rise to a Claim to the party with the obligation to indemnify (the “Indemnifying Party”) (in any event within sufficient time so as not to prejudice the defense of such Claim). The Indemnifying Party shall be given the opportunity at all times to control the defense of the Claim, with the cooperation and assistance of the Indemnified Party; provided, however, that the Indemnifying Party shall not settle any Claim with an admission of liability or wrongdoing by the Indemnified Party without such party’s prior written consent.

8
7.4
Limitation on Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES (INCLUDING, BUT NOT LIMITED TO, BUSINESS INTERUPTION, LOST PROFITS AND LOST BUSINESS) ARISING OUT OF THIS AGREEMENT OR ANY WORK ORDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION WILL NOT APPLY TO DAMAGES RESULTING FROM (A) BREACHES BY A PARTY OF ITS DUTY OF CONFIDENTIALITY AND NON-USE IMPOSED UNDER SECTION 6, (B) A PARTY’S INDEMNIFICATION OBLIGATIONS TO THE EXTENT A THIRD PARTY RECEIVES A JUDGMENT AWARDING SUCH SPECIAL INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES, OR (C) A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY AMOUNT IN EXCESS OF SEVEN TIMES (7X) THE AMOUNT OF FEES ACTUALLY PAID TO PHP PURSUANT TO THIS AGREEMENT OR ANY WORK ORDER; PROVIDED THAT THE LIMITATION IN THIS SENTENCE SHALL NOT APPLY TO DAMAGES ARISING OUT OF OR RESULTING FROM THE CIRCUMSTANCES SET FORTH IN CLAUSES (A), (B) OR (C) OF THE PREVIOUS SENTENCE.

7.5 Insurance. Each party will carry, with financially sound and reputable insurers, sufficient and customary insurance coverage (including, but not limited to, comprehensive general liability and workers' compensation) to secure the performance of its obligations under this Agreement and upon request, each party will provide certificates of insurance evidencing such coverage.

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8.
Term and Termination.

8.1
Term. This Agreement will commence on the Effective Date and continue for one (1) year, (the “Initial Term”) unless earlier terminated in accordance with this Section 8. This Agreement shall automatically renew for subsequent periods of one (1) year each (each a “Renewal Term,” and together with the Initial Term, the “Term”) unless either party notifies the other at least thirty (30) days prior to the expiration of the then current Initial Term or Renewal Term, as applicable, of its intent not to renew. Any Work Order shall commence on its respective effective date and shall terminate upon the completion of Services and delivery of Deliverables to be provided thereunder or as otherwise set forth in such Work Order, unless earlier terminated in accordance with this Section 8. Notwithstanding the foregoing, if any Work Order has been entered into prior to this Agreement’s expiration and remains in effect at what would otherwise be this Agreement’s expiration, then this Agreement shall not expire and shall continue in full force and effect until PHP’s completion of any unperformed obligations under any such Work Order. During the Term and for a period of one (1) year thereafter, PHP and its Affiliates shall not, without Invivyd’s prior written consent, perform any Services for any third party that develops or commercializes products directly in competition with any Invivyd product that is related to a Work Order or Services performed thereunder.

8.2
Termination by Either Party for Breach or Bankruptcy. Either party may terminate this Agreement or any Work Order immediately if: (a) the other party materially breaches the terms of this Agreement or any Work Order and such breaching party fails to cure the breach within thirty (30) days after receipt of written notice from the non-breaching party specifying the breach; (b) the other party materially breaches the terms of this Agreement or any Work Order and such material breach cannot be cured (for example, breach of confidentiality obligations); or (c) the other party shall have become bankrupt or made an assignment for the benefit of its creditors, or there shall have been appointed a trustee for all or substantially all of such party’s property, or any case or proceeding shall have been commenced or other action taken by or against such party in bankruptcy or seeking reorganization, liquidation, dissolution, winding up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency or reorganization or other similar act of law of any jurisdiction now or hereafter in effect; provided, however, that in case of an involuntary case or proceeding, such proceeding is not dismissed within sixty (60) days of its official commencement.

8.3
Termination by Invivyd. Invivyd may terminate this Agreement or any Work Order (a) at any time and for any reason upon thirty (30) days’ prior written notice to PHP, or (b) immediately, if at any time, PHP breaches the representation and warranty set forth in Section 3.1.5 or otherwise becomes subject to any of the actions, suits, claims, investigations, or proceedings set forth in Section 3.1.5.

8.4
Effect of Termination or Expiration. Unless otherwise specified under the terms of a Work Order, upon termination or expiration of this Agreement, neither PHP nor Invivyd will have any further obligations under this Agreement, or in the case of termination or expiration of a Work Order, under that Work Order, except that:

(a) In the case of a termination, PHP will cease all Services in progress in an orderly manner as soon as practical and use commercially reasonable efforts to cancel or otherwise limit any related costs or expenses (including any obligations to third parties); provided, however, that if Invivyd provides specific wind-down instructions or instructions that Services in

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progress should be completed, then this Agreement and the applicable Work Order shall not terminate until such Services are completed;

(b) Promptly following Invivyd’s written request, PHP will deliver to Invivyd or, at Invivyd’s option, dispose of, any Materials in its possession or control and all Deliverables developed through termination or expiration;

(c) No later than sixty (60) days after the date of termination or the completed performance of any wind-down instructions from Invivyd, PHP shall provide Invivyd with a final reconciliation containing an itemized accounting of Services performed, expenses incurred and payments received to determine any and all amounts owed to or by each party. Invivyd will pay PHP all unpaid (and undisputed, to the extent such Work Order contains provisions relating to fee disputes) fees for Services performed and all permitted reimbursable expenses through the termination date in accordance with the provisions of this Agreement and any applicable Work Order(s). In addition, Invivyd will reimburse PHP for all reasonable, non-cancellable obligations to third parties incurred by PHP in the course of its performance of Services and any reasonable costs incurred in connection with performing Invivyd’s wind-down instructions, in each case in accordance with the provisions of this Agreement. PHP will promptly refund any monies paid in advance by Invivyd for Services not rendered and in excess of any applicable payments owed by Invivyd under this Agreement or any applicable Work Order(s). Any net amount owed by either party will be paid within sixty (60) days following receipt of the itemized accounting; and

(d) Promptly following Disclosing Party’s written request, Recipient will return to Disclosing Party and/or destroy, at Recipient’s option, all Confidential Information and all tangible items to the extent containing such Confidential Information, and all copies thereof in the possession or control of Recipient, Recipient’s Affiliates, Representatives or any Permitted Subcontractors, provided to Recipient under this Agreement or under any Work Order which has been terminated or has expired; provided, however, that Recipient may retain one (1) copy in the separate files of Recipient’s legal counsel solely for legal compliance purposes and with respect to electronic copies, Recipient shall (i) be obligated to use only commercially reasonable efforts to remove all active copies and (ii) not be obligated to delete archival copies retained in accordance with its normal procedures, or to remove any hidden or partial copies; provided further, however, that notwithstanding anything to contrary herein, all retained Confidential Information shall continue to be subject to the confidentiality and non-use obligations set forth herein. Upon Disclosing Party’s request, an authorized representative of Recipient shall certify to Recipient’s compliance with this Section 8.4(d).

9.
Miscellaneous.

9.1
Public Statements; Use of Name. Except to the extent required by applicable law, regulation or court order or the rules of the U.S. Securities and Exchange Commission, any stock exchange or NASDAQ, neither party will make any public statements or releases concerning this Agreement or the transactions contemplated by this Agreement or use the other party’s name in any form of advertising, promotion or publicity, or otherwise, in each case, without obtaining the prior written consent of the other party. Notwithstanding anything to the contrary in the foregoing, each party consents to the other party’s public disclosure of the existence of this Agreement and the fact that PHP is providing Services to Invivyd.

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9.2 Non-solicitation. During the Term and for a period of one (1) year thereafter:

(a)
PHP shall not (i) solicit any person, who is employed at the senior management-level by Invivyd and with whom PHP had contact in the performance of the Services, to terminate such person’s employment by Invivyd or (ii) hire such employee; and

(b)
Invivyd shall not (i) solicit any person, who is employed at the senior management-level by PHP and with whom Invivyd had contact in the performance of the Services, to terminate such person’s employment by PHP or (ii) hire such employee.

As used herein, the term “solicit” shall (a) include, without limitation, requesting, knowingly encouraging, assisting or causing, directly or indirectly any such employee to terminate such person’s employment by Invivyd (in the case of PHP) or PHP (in the case of Invivyd), and (b) exclude any general solicitation through public advertisements or media, or recruitment efforts conducted by an employment agency. This Section 9.2 shall not apply to any employee who (x) approaches PHP on an unsolicited basis following the cessation of such person’s employment by Invivyd, or (y) approaches Invivyd on an unsolicited basis following the cessation of such person’s employment by PHP.

9.3
Remedies. It is understood and agreed that the parties may be irreparably injured by a breach of this Agreement; that money damages would not be an adequate remedy for any such breach; and that the parties will be entitled to seek equitable relief, including injunctive relief and specific performance, without having to post a bond, as a remedy for any such breach, and such remedy will not be the exclusive remedy for any breach of this Agreement.

9.4
Governing Law. This Agreement will be governed by, construed, and interpreted in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without reference to principles of conflicts of laws. The parties further agree that the venue of any action, injunctive application or dispute determinable by a court of law arising out of this Agreement or any Work Order shall be the Commonwealth of Massachusetts, and that the federal and state courts therein shall have jurisdiction over the subject matter and the parties.

9.5
Independent Contractors. The parties are independent contractors, and nothing contained in this Agreement is intended, and shall not be construed, to (a) constitute the parties as partners, principal and agent, employer and employee, joint venturers or co‑owners, or (b) entitle or allow either Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever, including but not limited to, making any representation, contract or commitment on behalf of the other Party.

9.6
Assignment. Neither this Agreement nor any Work Order may be transferred or assigned, in whole or in part, by either party without the prior written consent of the other party. However, Invivyd may transfer or assign this Agreement and any Work Orders, in whole or in part, without the prior written consent of PHP, in connection with a merger, consolidation, or a sale or transfer of all or substantially all of the assets to which this Agreement relates, provided that all obligations of Invivyd are assumed by the assignee. Upon any transfer or assignment by PHP of any of its obligations under this Agreement or any Work Order in accordance with this Section 9.6, PHP shall remain liable for the performance of any of the obligations so transferred or assigned by the assignee.

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9.7
Entire Agreement. This Agreement constitutes the entire and only agreement between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, communications, representations, agreements and understandings of the parties with respect to the subject matter hereof.

9.8
No Modification. This Agreement may be changed only by a writing signed by an authorized representative of each party.

9.9
Notices. All notices required or permitted under this Agreement must be in writing and must be delivered to the addresses set forth in this Agreement by (a) personal, hand delivery, with receipt acknowledged, (b) certified or registered mail, return receipt requested, or (c) overnight carrier (with delivery confirmation). Notices to Invivyd will be marked “Attention: General Counsel.” Either party may change its address for receipt of notices hereunder by notifying the other party in accordance with this Section 9.9.

9.10 Force Majeure. To the extent either party is delayed or hindered in or prevented from the performance of any of its obligations required under this Agreement by reasons of strike, lockouts, inability to procure materials, failure of power or restrictive government or judicial order or decrees, riots, insurrection, war, terrorism, acts of God, pandemics, epidemics or any similar reason or cause beyond the party’s reasonable control, then performance of such obligations shall be excused for the duration of such delay, hindrance or prevention. The party whose performance is affected shall provide notice to the other party of the commencement and termination of the reason or cause. If such delay, hindrance or prevention continues in excess of thirty (30) days, either party may terminate the affected Services by providing written notice of such termination to the other party.

9.11 Waiver. The delay or failure of by either party to exercise or enforce any of its rights under this Agreement or any Work Order shall not constitute or be deemed to be a waiver of that party’s right to enforce those rights, nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against which it is being enforced.

9.12 Severability. If any of the provisions of this Agreement are determined to be invalid, illegal or unenforceable, such provision shall be enforced only to the extent it is otherwise enforceable or is not illegal, and all such other provisions of this Agreement shall remain in full force and effect.

9.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Copies of signatures to this agreement delivered electronically (for example, in portable document format (.pdf) or by facsimile) shall have the same force and effect as an originally executed signature. Any fully executed copy of this Agreement will be deemed an original.

9.14 Electronic Records and Signature. The parties intend that federal and state laws validating their ability to form assent and commit electronically to be bound by the obligations described herein shall apply to this Agreement and any Work Order to the fullest extent possible. The parties further agree that an electronic signature is the legal equivalent of a manual signature on this Agreement or any Work Order, and that selecting “SIGN” constitutes their electronic signatures. The parties also agree that no certification authority or other third party verification is necessary to validate their electronic signatures and that the lack of such certification or third

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party verification will not in any way affect the enforceability of their electronic signatures or any resulting contract between the parties.

9.15 Headings. The section headings are intended for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

9.16 Survival. The following Sections of this Agreement shall survive the expiration or early termination of this Agreement as allowed by law: 3.1.5 (Absence of Debarment), 5 (Proprietary Rights), 6 (Confidential Information), 7 (Indemnification), 8.1 (Term), 8.4 (Effect of Termination or Expiration), 9.2 (Non-solicitation), 9.3 (Remedies), 9.4 (Governing Law), 9.12 (Severability), and 9.15 (Headings).

[Remainder of page intentionally left blank; signature page follows]

The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

INVIVYD, INC. POPULATION HEALTH PARTNERS, L.P.

By /s/ David Hering By: Population Health Partners GP, LLC

Print Name David Hering By: /s/ Chris Cox

Name: Chris Cox

Title CEO Title: Managing Member

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